As filed with the Securities and Exchange Commission on June 18, 2018

Registration No. 333-225603

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	7819	81- 2560811
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

132 E. Putnam Avenue, Floor 2W

Cos Cob, CT 06807
(203) 861-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Rouhana, Jr., Chairman and Chief Executive Officer

Chicken Soup for the Soul Entertainment, Inc.
132 E. Putnam Avenue, Floor 2W

Cos Cob, CT 06807
(203) 861-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David Alan Miller, Esq.	Jeffrey C. Selman, Esq.
Brian L. Ross, Esq.	Samuel E. Feigin. Esq.
Graubard Miller	Crowell & Moring LLP
The Chrysler Building	3 Embarcadero Center
405 Lexington Avenue	San Francisco, CA 94111
New York, New York 10174	Telephone: (415) 365-7442
Telephone: (212) 818-8800
Facsimile: (212) 818-8881

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-225603) is being filed solely for the purpose of amending Item 16 of Part II of the Registration Statement to file Exhibits 1.1 (Underwriting Agreement) and 5.1 (Opinion of Graubard Miller (and Consent)). This Amendment No. 1 consists only of the facing page, this explanatory note and Item 16 of Part II to the Registration Statement. This Amendment No. 1 does not modify any provision of Part I of the Registration Statement by this filing and therefore it has been omitted.

PART II

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description	Exhibit No. as Previously Filed
1.1	Underwriting Agreement*
3.1	Certificate of Incorporation of CSS Entertainment**	2.1
3.2	By-laws of CSS Entertainment**	2.2
3.3	Certificate of Designations, Rights and Preferences of [__]% Series A Cumulative Redeemable Perpetual Preferred Stock****
5.1	Opinion of Graubard Miller (and Consent)*
10.1	Trademark and Intellectual Property License Agreement between CSS Entertainment and CSS Entertainment for the Soul, LLC**	6.1
10.2	Management Services Agreement between CSS Entertainment and Chicken Soup for the Soul, LLC**	6.2
10.3	Contribution Agreement between CSS Entertainment and Chicken Soup for the Soul, LLC and Chicken Soup for the Soul Productions, LLC**	6.3
10.4	Contribution Agreement between CSS Entertainment and Trema, LLC**	6.4
10.5	Form of Indemnification Agreement**	6.5
10.10	Form of Lock-up Agreement between Insiders and our Company**	6.10
10.12	Form of Lock-up Agreement between Non-Insiders and our Company**	6.12
10.14	Loan and Security Agreement with Patriot Bank, N.A.***	10.1
23.1	Consent of Rosenfield and Company, PLLC	23.1

*	Included herewith.
**	Incorporated by reference to the exhibit indicated above, as filed previously with our Form 1-A (SEC No. 024-10704) (under the exhibit numbers utilized in such Form 1-A).
***	Incorporated by reference to the Exhibit indicated above, as filed previously with our Form 8-K filed with the SEC on May 3, 2018.
****	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cos Cob, Connecticut, on the 18th day of June, 2018.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:	/s/ William J. Rouhana, Jr.
Name:	William J. Rouhana, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ William J. Rouhana Jr.
	William J. Rouhana Jr.	Chairman and Chief Executive Officer (Principal Executive Officer)	June 18, 2018

By:	/s/ Scott W. Seaton
	Scott W. Seaton	Vice Chairman and Director	June 18, 2018

By:	/s/ Daniel M. Pess
	Daniel M. Pess	Chief Financial Officer (Principal Financial and Accounting)	June 18, 2018

By:	*
	Amy Newmark	Director	June 18, 2018

By:	*
	Peter Dekom	Director	Jun 18, 2018

By:	*
	Fred Cohen	Director	June 18, 2018

By:	*
	Christina Weiss Lurie	Director	June 18, 2018

By:	*
	Diana Wilkin	Director	June 18, 2018

* By Scott W. Seaton, Power of Attorney